As filed with the Securities and Exchange Commission on December 21, 2005
Registration No. 333-111558

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3/A
POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-3
TO
FORM S-1 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
WHEELING-PITTSBURGH CORPORATION
WHEELING-PITTSBURGH STEEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware Delaware (State or other jurisdiction of incorporation or organization)	55-0309927 55-0703273 (I.R.S. Employer Identification No.)
1134 Market Street
Wheeling, West Virginia 26003
(304) 234-2400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
James G. Bradley
Chairman and
Chief Executive Officer
Wheeling-Pittsburgh Corporation
Wheeling-Pittsburgh Steel Corporation
1134 Market Street
Wheeling, West Virginia 26003
(304) 234-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Michael C. McLean
Kristen Larkin Stewart
Kirkpatrick & Lockhart Nicholson Graham LLP
Henry W. Oliver Building
535 Smithfield Street
Pittsburgh, Pennsylvania 15222
(412) 355-6500
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 (No. 333-111558) is being filed to deregister all securities registered pursuant to this Registration Statement but which remain unsold as of the date of filing of this Post-Effective Amendment No. 1 with the Securities and Exchange Commission.
SIGNATURES
Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, State of West Virginia, on this 21st day of December, 2005.

WHEELING-PITTSBURGH CORPORATION
By:	/s/ James G. Bradley
James G. Bradley
Chairman, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, as amended, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James G. Bradley James G. Bradley	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2005

/s/ Paul J. Mooney Paul J. Mooney	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	December 21, 2005

* James L. Bowen	Director

* Edward J. Curry, Jr.	Director

Signature	Title	Date

* Michael D. Dingman, Jr.	Director

* Robert E. Heaton	Director

* Roland L. Hobbs	Director

* Alicia H. Munnell	Director

* D. Clark Ogle	Director

* James B. Riley	Director

* Lynn R. Williams	Director

*By	/s/ James G. Bradley	Attorney-in-Fact	December 21, 2005

James G. Bradley

     Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, State of West Virginia, on this 21st day of December, 2005.

WHEELING-PITTSBURGH STEEL CORPORATION
By:	/s/ James G. Bradley
James G. Bradley
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, as amended, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James G. Bradley James G. Bradley	President, Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2005

/s/ Paul J. Mooney Paul J. Mooney	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	December 21, 2005

* John W. Testa	Director

* Roland L. Hobbs	Director

*By	/s/ James G. Bradley	Attorney-in-Fact	December 21, 2005

James G. Bradley